COVENANT TRANSPORTATION GROUP ANNOUNCES EXPECTATIONS CONCERNING FIRST QUARTER FINANCIAL RESULTS

CHATTANOOGA, TENNESSEE – March 27, 2008 - Covenant Transportation Group, Inc.  (Nasdaq/NMS:CVTI) announced today its expectations regarding financial results for the first quarter of 2008.

Financial and Operating Results
Chairman, President and Chief Executive Officer, David R. Parker, offered the following comments:  “After reviewing preliminary financial and operating information through the third week of March, we expect to report consolidated results of operations in a range of a net loss of forty ($0.40) to fifty ($0.50) cents per share for the first quarter of 2008.  The shortfall versus our expectations is attributable to the unprecedented run-up in the cost of diesel fuel, which more than overcame improvements in miles per truck and cost control efforts.  Our expectations for the quarter compare to a reported fifteen ($0.15) cent net loss per share for the first quarter of 2007.”

“At the time of this release, the average DOE fuel cost per gallon is projected to have increased approximately 98 cents for the quarter ended March 31, 2008 above the DOE fuel cost per gallon for the quarter ended March 31, 2007. As of the end of last week, the DOE fuel cost per gallon was actually $1.31 higher than it was for the same week a year ago. The combination of high fuel prices, the lag time between the adjustment of fuel surcharges, and a slowing economy that has increased shipper resistance to paying surcharges, contributed to a significant increase in net fuel costs. For the first quarter 2008, we expect our fuel expense, net of fuel surcharge collection, to increase by approximately $0.085 cents per mile over the same quarter in 2007, which also equates to $0.06 cents per mile sequentially over the fourth quarter of 2007. With expectations of just over 100,000,000 miles being run by company trucks during the quarter, that increase negatively impacts our first quarter pre-tax operating income by approximately $8.5 million versus the 2007 quarter. Fuel prices alone are expected to negatively impact an estimated additional $0.37 of net loss per share in the 2008 quarter compared to the 2007 quarter on an after-tax basis.”

“Excluding the impact of fuel prices, we continued to progress in our plan to improve the Company's operating efficiency. Based on the quarter to date, we expect an improvement in average miles per tractor of approximately 2% compared to the first quarter of 2007. When coupled with flattish comparable rates per mile, the result has been improved average revenue per tractor per week, excluding fuel surcharge revenue.”

“In addition, the cost control efforts we initiated during the third quarter of 2007 are expected to reduce our costs of compensation and equipment ownership compared with those line items in the first quarter of 2007 on a per mile basis. We also have maintained our improvement in insurance costs related to a reduction in the severity and frequency of accidents.”

Senior Executive Vice President and Chief Operating Officer, Joey B. Hogan, then discussed the Company’s balance sheet and liquidity: “Covenant’s financial condition and liquidity remain sound in our view. At March 31, we expect stockholders' equity in excess of $165 million with approximately $55 million of combined available borrowing capacity under our accounts receivable securitization facility and revolving line of credit. Based on our financial and operating results to date, and our present expectations for the quarter as a whole, we expect to comply with all of our financial debt covenants at and for the quarter ending March 31, 2008.”

“With continued cost pressures related to fuel, we will be working with our customers over the next few quarters with the intent of recovering an additional portion of the added fuel costs through additional fuel surcharge recovery or increased freight rates. The Company is reviewing the range of impacts of this customer initiative and certain other initiatives and will be developing a view toward expectations for the remainder of the year as discussions with customers progress and there is more visibility on freight expectations and fuel prices.”

The Company announced tentative plans to release its first quarter earnings after the market closes on Tuesday, April 22, 2008. We plan to hold a live conference call to discuss our first quarter earnings release on Wednesday, April 23, 2008, at 10:00 a.m. Eastern time. Dial-in and audio replay information will be furnished at a later date.

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; and Star Transportation of Nashville, Tennessee.  The Company's Class A common stock is traded on the Nasdaq National Market under the symbol, “CVTI”.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements relating to expectations concerning the range of net loss per share, fuel expense, the impact of fuel on first quarter results, miles, reductions in costs, equipment utilization, financial condition and liquidity, stockholders' equity, and borrowing capacity forward-looking statements.  Such items have not been subject to all of the review procedures associated with the release of actual financial results and are premised on certain assumptions.  The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims, increased insurance premiums, fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time, adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that causes our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; changes in the market condition for used revenue equipment and real estate that impact our capital expenditures and our ability to dispose of revenue equipment and real estate on the schedule and for the prices we expect; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment that impact our capital expenditures or our results generally; our ability to renew Dedicated service offering contracts on the terms and schedule we expect; changes in management’s estimates of the need for new tractors and trailers; changes in the Company’s business strategy that require the acquisition of new businesses; our ability to improve the performance of each of our service offerings and subsidiaries; our ability to cause the performance of SRT and Star to return to historical levels; our success in restructuring the company’s operations around the identified service offerings; our ability to reduce dependency on broker freight; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; strikes, work slow downs, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; the volume and terms of diesel purchase commitments; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers; the ability to successfully execute the Company's initiative of improving the profitability of single-driver freight movements; the ability to control increases in operating costs; and the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations.  Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities Exchange Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Joey B. Hogan, Senior Executive VP and Chief Operating Officer	(423) 463-3336
hogjoe@covenanttransport.com

Richard B. Cribbs, VP and Chief Accounting Officer	(423) 463-3331
criric@covenanttransport.com

For copies of Company information contact:
Kim Perry, Administrative Assistant	(423) 463-3357
perkim@covenanttransport.com